                                                                     EXHIBIT 2.1

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                 by and among


                                  BUY CORP.,


                            SPEEDSERVE.COM INC. and


                                SPEEDSERVE INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
ARTICLE I THE MERGER.........................................................1
    1.1     The Merger.......................................................1
    1.2     Closing; Effective Time..........................................1
    1.3     Effect of the Merger.............................................2
    1.4     Certificate of Incorporation; Bylaws.............................2
    1.5     Directors and Officers............................. .............2
    1.6     Effect on Capital Stock..........................................2
    1.7     No Further Ownership Rights in Target Common Stock...............3
    1.8     Taking of Necessary Action; Further Action.......................3
    1.9     Surrender of Certificates........................................3
    1.10    Consent to Merger; Waiver of Dissenters'Rights...................4
    1.11    Lost, Stolen or Destroyed Certificates...........................4
    1.12    Minute Books, Stock Ledger and Other Corporate Records...........4
    1.13    Legends on BC Stock..............................................5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND SI..............1
    2.1     Corporate Existence, Good Standing and Authority.................5
    2.2     Capitalization...................................................5
    2.3     Subsidiaries.....................................................6
    2.4     Financial Statements.............................................6
    2.5     Absence of Certain Changes.......................................6
    2.6     Properties.......................................................7
    2.7     Inventories......................................................7
    2.8     Accounts and Notes Receivable....................................7
    2.9     Indebtedness.....................................................8
    2.10    Litigation.......................................................8
    2.11    Taxes............................................................8
    2.12    No Breach........................................................8
    2.13    Employees........................................................9
    2.14    Insurance........................................................9
    2.15    Contracts and Permits............................................9
    2.16    Powers of Attorney; Bank Accounts................ ...............11
    2.17    Compliance with Law; Governmental Consents.......................11
    2.18    Intentionally Omitted............................................11
    2.19    Intentionally Omitted............................................11
    2.20    Intellectual Property Rights.....................................11
    2.21    Year 2000 Compliance.............................................12
    2.22    Purchase for Investment..........................................12
    2.23    BC Stock Not Registered..........................................12
    2.24    Economic Risk....................................................12
    2.25    Access to Information............................................12
    2.26    No Undisclosed Liabilities.......................................12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BC AND MERGER
            SUB..............................................................13
    3.1     Incorporation....................................................13

                         -----------------------------

                                                                           Page
                                                                           ----
    3.2     Capitalization...................................................13
    3.3     BC Stock Fully Paid and Non-Assessable...........................13
    3.4     Corporate Power and Authority....................................13
    3.5     Intentionally Omitted............................................13
    3.6     Financial Statements.............................................13
    3.7     Properties.......................................................14
    3.8     Litigation.......................................................14
    3.9     No Breach........................................................14
    3.10    Compliance with Law; Governmental Consents.......................15
    3.11    No Undisclosed Liabilities.......................................15
    3.12    Taxes............................................................15
    3.13    Year 2000 Compliance.............................................16
    3.14    Intellectual Property Rights.....................................16
    3.15    Absence of Certain Changes.......................................17

ARTICLE IV COVENANTS OF THE SELLERS AND SI...................................18
    4.1     Maintenance of Business..........................................18
    4.2     Conduct of Business..............................................18
    4.3     Necessary Consents...............................................20
    4.4     Access to Information............................................20
    4.5     Certain Defaults; Litigation.....................................20
    4.6     Other Negotiations...............................................20
    4.7     Capital Infusion.................................................21
    4.8     Best Efforts.....................................................21
    4.9     Market Stand-Off.................................................21

ARTICLE V COVENANTS OF BC AND MERGER SUB.....................................21
    5.1     Necessary Consents....................... .......................21
    5.2     BC Board of Directors............................................21
    5.3     Best Efforts.....................................................22
    5.4     Indemnification..................................................22
    5.5     Maintenance of Business..........................................22
    5.6     Access to Information............................................22
    5.7     Certain Defaults; Litigation.....................................23
    5.8     Other Negotiations...............................................23
    5.9     Conduct of Business..............................................23

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF BC AND
            MERGER SUB.......................................................24
    6.1     Certificates for Shares..........................................24
    6.2     Representations and Warranties True..............................24
    6.3     Covenants Performed..............................................24
    6.4     Certificate......................................................24
    6.5     No Violations; No Actions........................................24
    6.6     Proceedings and Documents........................................24
    6.7     Delivery of Documents............................................24
    6.8     Required Consents................................................24

                         -----------------------------

                                                                           Page
                                                                           ----
    6.9     Repayment of IE Indebtedness.....................................25

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS...............25
    7.1     Representations and Warranties True..............................25
    7.2     Covenants Performed..............................................25
    7.3     Certificate......................................................25
    7.4     No Violations; No Actions........................................25
    7.5     Proceedings and Documents........................................25
    7.6     Delivery of Documents............................................25
    7.7     Required Consents................................................26
    7.8     Closing of Purchase of Shares by Softbank........................26
    7.9     Repayment of IE Indebtedness.....................................26

ARTICLE VIII CLOSING.........................................................26
    8.1     Time and Place...................................................26
    8.2     Deliveries of the Sellers........................................26
    8.3     Deliveries of BC.................................................27
    8.4     Certificate of Merger, Articles of Merger and Plan of Merger.....28
    8.5     Tax Opinion of Bass, Berry & Sims PLC............................29

ARTICLE IX OBLIGATIONS OF THE SELLERS AND BC AFTER CLOSING...................29
    9.1     Indemnification by the Sellers...........................29
    9.2     Indemnification by BC, Merger Sub and Surviving Corporation......29
    9.3     Indemnification Procedure for Claims.............................30
    9.4     Defense by Indemnifying Party....................................30
    9.5     Arbitration......................................................31
    9.6     Limitations on Indemnification...................................32
    9.7     Indemnification for Genesys Partners Letter Agreement............

ARTICLE X TERMINATION........................................................32
    10.1    Termination by Mutual Consent....................................32
    10.2    Termination by Default...........................................32
    10.3    Effectiveness of Termination.....................................32
    10.4    Effect of Termination............................................32

ARTICLE XI GENERAL PROVISIONS................................................33
    11.1    Survival.........................................................33
    11.2    Intentionally Omitted............................................33
    11.3    No Broker or Finder..............................................33
    11.4    Transaction Costs................................................33
    11.5    Headings.........................................................33
    11.6    Entire Agreement; Wa.............................................33
    11.7    Third Parties....................................................33
    11.8    Successors and Assigns...........................................34
    11.9    Notices..........................................................34
    11.10   Attorneys' Fees..................................................34
    11.11   Governing Law....................................................35


                         Table of Contents (continued)
                         -----------------------------

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
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                                                                           ----
    11.12   Counterparts.....................................................35
    11.13   Severability.....................................................35
    11.14   Publicity........................................................35
    11.15   Schedules........................................................35

                                   EXHIBITS
                                   --------

Exhibit A         -      Certificate of Merger
Exhibit B-1       -      Articles of Merger
Exhibit B-2       -      Plan of Merger
Exhibit C         -      Non-Competition Agreement
Exhibit D         -      Amended and Restated Investors' Rights Agreement
Exhibit E         -      Amended and Restated Stockholders' Agreement
Exhibit F         -      Voting Agreement
Exhibit G         -      Employment Agreements
Exhibit H         -      Non-Disclosure Agreement
Exhibit I         -      System Use Agreement
Exhibit J         -      Intercompany Service Agreement
Exhibit K         -      Supply Agreement
Exhibit L         -      Sublease
Exhibit M         -      Master Database License Agreement
Exhibit N         -      Form of Bass, Berry & Sims PLC Legal Opinion
Exhibit O         -      Form of Brobeck, Phleger & Harrison LLP Legal Opinion

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                -----------------------------------------------

          THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement")
                                                                     ---------
is entered into as of October 26, 1998, by and among Buy Corp., a Delaware corporation ("BC"), Speedserve.com Inc., a Delaware corporation and wholly owned
              --
subsidiary of BC ("Merger Sub"), SpeedServe Inc., a Tennessee corporation
                   ----------
("SI"), Ingram Entertainment Inc., a Tennessee corporation ("IE"), David C.
  --                                                         --
Mason ("DMason"), and Michael G. Mason ("MMason", together with IE and DMason,
        ------                           ------
the "Sellers").
     -------

                                    RECITALS

          A. The Boards of Directors of BC and SI believe it is in the best interests of their respective companies and the stockholders of their respective companies that SI and Merger Sub combine into a single company through the statutory merger of SI with and into Merger Sub (the "Merger") and, in
                                                      ------
furtherance thereof, have approved the Merger.

          B. Pursuant to the Merger, among other things, the outstanding shares of SI Common Stock, no par value ("SI Common Stock"), shall be converted into
                                   ---------------
shares of BC Common Stock, $.0001 par value ("BC Stock"), at the rate set forth
                                              --------
herein.

          C. SI, BC and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

          D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a
                          ----
reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

          NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER
                                   ----------

          1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, SI shall be merged with and into Merger Sub, the separate corporate existence of SI shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
        ---------------------

          1.2  Closing; Effective Time. The closing of the transactions
               -----------------------
contemplated hereby (the "Closing") shall take place as soon as practicable
                          -------
after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing
                                                                  -------
Date"). The Closing shall take place at the offices of Brobeck, Phleger &
----
Harrison LLP, 38 Technology Drive, Irvine, California 92618, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by properly executing and filing the Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger") with the Delaware Secretary of
          ---------       ---------------------
State in accordance with the applicable provisions of the Delaware General Corporation Law (the "Delaware Law") and Articles of Merger and a Plan of
                      ------------
Merger, in the forms attached hereto as Exhibits B-1 and B-2, respectively (the
                                        ------------     ---
"Articles of Merger and Plan of Merger"), with the Tennessee Secretary of State
 -------------------------------------
in accordance with the provisions of the Tennessee Business Corporation Act (the "Tennessee Law"). The Merger shall become effective upon the filing of the
 -------------
Certificate of Merger with the Delaware Secretary of State and the Articles of Merger and Plan of Merger with the Tennessee Secretary of State (the time of such filings being the "Effective Time").
                        --------------

          1.3  Effect of the Merger. At the Effective Time, the effect of the
               --------------------
Merger shall be as provided in this Agreement, the Certificate of Merger, the Articles of Merger and Plan of Merger and the applicable provisions of Delaware and Tennessee Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of SI and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of SI and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4  Certificate of Incorporation; Bylaws.
               ------------------------------------

               (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

               (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

          1.5   Directors and Officers. At the Effective Time, the directors and
                ----------------------
officers of the Merger Sub shall become the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

          1.6   Effect on Capital Stock. By virtue of the Merger and without any
                -----------------------
action on the part of Merger Sub, SI or the holders of any of the following securities:

                (a) Conversion of Target Common Stock. At the Effective Time,
                    ---------------------------------
each share of SI Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of SI Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and be converted automatically into the right to receive 58.9819 validly issued, fully paid and non-assessable shares of BC Stock (the "Exchange Ratio").
                                        --------------

                (b) Cancellation of Target Common Stock Owned by SI. At the
                    -----------------------------------------------
Effective Time, all shares of SI Common Stock that are owned by SI as treasury stock and or any direct or indirect wholly owned subsidiary of SI immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                (c) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock, $.0001 par value, of Merger Sub ("Merger Sub Common
                                                         -----------------
Stock") issued and
-----
outstanding immediately prior to the Effective Time shall remain issued and outstanding. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be
              -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into BC Stock or SI Common Stock), reorganization, recapitalization or other like change with respect to BC Stock or SI Common Stock occurring after the date hereof and prior to the Effective Time.

          (e) Fractional Shares. No fraction of a share of BC Stock will be
              -----------------
issued in the Merger and the number of shares of BC Stock issuable to a Seller hereunder shall be rounded upward to the nearest whole share of BC Stock.

     1.7 No Further Ownership Rights in Target Common Stock. All shares of BC
         --------------------------------------------------
Stock issued upon the surrender for exchange of shares of SI Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of SI Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of SI Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.8 Taking of Necessary Action; Further Action. If, at any time after the
         ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SI and Merger Sub, the officers and directors of SI and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

     1.9  Surrender of Certificates.
          -------------------------

          (a) Exchange Procedures. Promptly after the Effective Time, each holder of record of a certificate or certificates ("Certificates") which
                                                    ------------
immediately prior to the Effective Time represented outstanding shares of SI Common Stock, whose shares were converted into the right to receive shares of BC Stock (and cash in lieu of fractional shares) shall surrender such Certificates (duly endorsed in favor of BC or accompanied by stock powers duly executed in favor of and in a form reasonably acceptable to BC and its counsel, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever) in exchange for certificates representing shares of BC Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to BC, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of BC Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to
Section 1.6 of this Agreement, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of SI Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of BC Stock into which such shares of Target Common Stock shall have been so converted in accordance with Article I hereof.

               (b)  Distributions With Respect to Unexchanged Shares. No
                    ------------------------------------------------
dividends or other distributions with respect to BC Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of BC Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of BC Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.9(b)) with respect to such shares of BC Stock.

               (c) Transfers of Ownership. If any certificate for shares of BC
                   ----------------------
Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to BC or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of BC Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of BC or any agent designated by it that such tax has been paid or is not payable.

               (d)  No Liability. Notwithstanding anything to the contrary in
                    ------------
this Section 1.9, neither the Surviving Corporation nor any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          1.10  Consent to Merger; Waiver of Dissenters' Rights. By their
                -----------------------------------------------
execution of this Agreement, each Seller (a) consents to the Merger and to the taking of shareholder action to approve the Merger without a meeting; (b) acknowledges that he or it is aware of his or its right to dissent to the Merger and demand payment for shares of SI Common Stock in accordance with Tennessee Law; and (c) waives such rights to dissent and demand payment with respect to the Merger.

          1.11  Lost, Stolen or Destroyed Certificates. In the event any
                --------------------------------------
Certificates shall have been lost, stolen or destroyed, BC shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of BC Stock as may be required pursuant to Section 1.6; provided, however, that BC may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against BC or the Surviving Corporation or with respect to the Certificates alleged to have been lost, stolen or destroyed.

          1.12  Minute Books, Stock Ledger and Other Corporate Records. At the
                ------------------------------------------------------
Closing, SI shall deliver to BC, in addition to those items set forth in Section 8.2, the minute books, stock ledger and other corporate records of SI.

          1.13  Legends on BC Stock. In addition to any other legend that may be
                -------------------
required by federal or state securities laws, each certificate for BC Stock that is issued hereunder shall bear a legend in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN FULL COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS SOLD IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT."

                                  ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND SI
              ----------------------------------------------------

          Each of the Sellers and SI agrees with and represents and warrants to BC and Merger Sub as follows:

          2.1   Corporate Existence, Good Standing and Authority. SI is a
                ------------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee. SI has full corporate power and corporate authority to carry on its business as now being conducted and to own, lease or operate the property and assets now owned, leased or operated by it. SI is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing would, individually or in the aggregate, have a material adverse effect on the assets, liabilities, business, financial condition or results of operations of SI (a "Material
                                                                 --------
Adverse Effect"). SI and each Seller have all requisite power and authority to
--------------
enter into this Agreement and all agreements and other documents to be entered into in connection herewith and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Sellers and SI, has been authorized by all necessary corporate and other action of SI and the Sellers and constitutes a legal, valid and binding obligation of each of the Sellers and SI, enforceable against each such party in accordance with its terms, except as enforcement may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

          2.2 Capitalization. Except as set forth in Schedule 2.2, the
              --------------
authorized capital stock of SI consists of Ten Thousand (10,000) shares of common stock, no par value, of which Ten Thousand (10,000) shares are issued and outstanding (the "Shares"). All of the Shares are owned, beneficially and of
                  ------
record by the Sellers, and immediately prior to the Closing, all of the Shares will be owned, beneficially and of record, by the Sellers. The Shares are free from any charge, lien, encumbrance, restriction or adverse claim of any kind whatsoever, other than restrictions imposed by applicable securities laws. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants, conversion rights, rights of exchange, or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase, issuance or sale of any shares of capital stock of SI or any securities convertible into or exchangeable for any shares of capital stock of SI.

          2.3  Subsidiaries. SI does not presently own, directly or indirectly,
               ------------
any interest in any other corporation, association, joint venture or other business entity. On the Closing Date, SI will not own, directly or indirectly, any interest in any foreign sales corporation.

          2.4  Financial Statements. The unaudited balance sheet and related
               --------------------
statements of income and cash flows of SI at and for its fiscal year ended December 31, 1997 and the unaudited balance sheet and related statement of income and cash flow of SI for the period from January 1, 1998 through August 28, 1998 (collectively the "SI Financial Statements") have been delivered to BC.
                            -----------------------
The internal books and records of SI from which the SI Financial Statements were prepared are complete and correct in all material respects and have been maintained in accordance with sound business practices. The SI Financial Statements (i) were prepared in accordance with such books and records; (ii) were prepared in accordance with the accounting policies and principles of SI, and are in accordance with generally accepted accounting principles ("GAAP"),
                                                                      ----
applied on a consistent basis throughout the periods presented; and (iii) present fairly the financial position and results of operations of SI at the dates and for the periods reflected therein.

          2.5  Absence of Certain Changes. Except as set forth in Schedule 2.5,
               --------------------------
since August 28, 1998, there has not been:

               (a)  Any Material Adverse Effect;

               (b) Any increase in the compensation paid or payable by SI, other than in the ordinary course of business, to any of its officers, directors, employees, agents or shareholders;

               (c) Any declaration, setting aside or payment of dividends, or any direct or indirect redemption, purchase or other acquisition of any capital stock or any agreement to do any of the foregoing;

               (d) Any indebtedness incurred by SI in excess of Fifty Thousand Dollars ($50,000), other than indebtedness permitted pursuant to Section 4.2(a)(i) hereof and indebtedness incurred in the ordinary course of business consistent with SI's past practices;

               (e) Any loan made by SI other than travel loans or advances made to its employees in the ordinary course of business consistent with SI's past practices, nor has SI become liable or agreed to become liable as a guarantor with respect to any loan;

               (f) Any waiver or compromise by SI of any right or rights of material value, or any payment, direct or indirect, of any material debt, liability or other obligation;

               (g) Any change in the accounting methods, practices or policies followed by SI since its inception, other than as disclosed in the Notes to the SI Financial Statements;

               (h) Any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other proprietary rights of material value other than in the ordinary course of business consistent with SI's past practices;

               (i) Any purchase or other acquisition of, or any sale, disposition of, or subjection to any lien or encumbrance on, any material property or asset, tangible or intangible, of SI other than in the ordinary course of business consistent with SI's past practices;

               (j)  Any actual or threatened amendment, termination or loss of
(i) any material contract, lease, license or other agreement to which SI was or is a party; (ii) any certificate, license or other authorization required for the continued operation by SI of any material portion of any of its business; or
(iii) any material customer or other revenue source;

               (k) Any resignation or termination of employment of any key officer or employee of SI, and the Sellers and SI do not know of the impending resignation or termination of employment of any such officer or employee; or

               (l) Any agreement or commitment by SI, or the Sellers on behalf of SI, to do any of the things described in this Section 2.5.

          2.6  Properties. SI does not own or hold title to any real property.
               ----------
With respect to the property and assets it leases, SI is in compliance in all material respects with such leases and holds a valid leasehold interest in such property and assets free of any liens or encumbrances of any kind whatsoever, except those for taxes not yet due and payable or such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property, or assets affected thereby. There is set forth in Schedule 2.6 hereto: (i) a list of all leases or rental contracts under which SI is a lessee, lessor, sublessee or sublessor and (ii) a list of all equipment used by SI in the operation of its business which is owned or leased by SI and which had an original cost of Fifty Thousand Dollars ($50,000) or more. All real and tangible personal property currently used by SI in, and necessary for the conduct of, the operation of its business is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted, and is adequate and suitable for the purposes for which it is presently being used. All improvements on leased property used by SI in the operation of its business and their present use comply in all material respects with all applicable laws and the agreements under which such improvements are leased.

          2.7 Inventories. Any inventory of SI consists, and at the time of
              -----------
Closing will consist, solely of inventory of the kind and quality regularly and currently used in its business, subject to normal allowances for excess and obsolete inventory in accordance with standard business practices.

          2.8 Accounts and Notes Receivable. The Sellers have delivered (i) a
              -----------------------------
complete and accurate list of the accounts payable, accrued liabilities and accounts and notes receivable of SI as of October 2, 1998, and (ii) a complete and accurate schedule showing the aging of such accounts and notes receivable. Such accounts payable, accrued liabilities and accounts receivable and notes receivable arose in bona-fide arms length transactions in the normal course of business. The accounts receivable are and will be at the Closing valid and binding obligations of the account debtors without counterclaims, set-offs or other defenses thereto except in the ordinary course of business, and to the knowledge of the Sellers and SI, such accounts receivable are (except to the extent of the reserves thereon as set forth in the SI Financial Statements or in the accounting records of SI on the date of this Agreement) collectible in the ordinary course of business. The values at which accounts receivable are carried on the books and records of SI accounts payable, accrued liabilities and are consistent with SI's past practice and in accordance with GAAP, applied on a consistent basis.

          2.9 Indebtedness. Schedule 2.9 hereto contains a complete list of each
              ------------
and every agreement or other instrument under or pursuant to which SI has outstanding indebtedness for borrowed money. SI (and the Sellers to the extent responsible for the payment of the obligations thereunder) are not in default in any material respect under any such agreement or instrument. Existing defaults, if any, do not trigger acceleration of such indebtedness.

          2.10 Litigation. No litigation, arbitration or other proceeding is
               ----------
pending or, to the knowledge of the Sellers and SI, threatened by or against SI, its properties or assets, or the Shares before any court or any governmental agency and, to the knowledge of the Sellers and SI, no facts exist which might form the basis for any such litigation, arbitration or proceeding. To the knowledge of the Sellers and SI, SI is not the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its business. There is no judgment, writ, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against SI, its properties or assets or the Shares.

          2.11 Taxes. SI has (i) timely filed or caused to be filed all federal,
               -----
state and local tax returns required to be filed by SI prior to the date of this Agreement which relate to SI or with respect to which SI is liable or otherwise in any way subject, and all such tax returns (A) are complete, accurate and in all material respects in accordance with all legal requirements applicable thereto and (B) as of the time of filing, correctly reflected the facts regarding the income, business assets, operations, activities, status or other matters of SI required to be shown thereon, (ii) paid, when due, all taxes shown to be due and payable on such returns, or pursuant to any assessment or otherwise, or is contesting in good faith the payment thereof and (iii) properly accrued, charged or established adequate reserves for all taxes assessed or assessable against SI (including amounts being contested in good faith) relating to the business, assets or employees or independent contractors of SI arising in respect of any fiscal year of SI or portion thereof ended prior to the Closing. No tax liabilities, disallowances or assessments relating to the business, assets or employees or independent contractors of SI have been assessed against SI or are such to the knowledge of the Sellers and SI proposed as of the date hereof, and to the knowledge of the Sellers and SI there is no basis for any such liabilities, disallowances or assessments. SI is not a party to or bound by (nor will SI become a party to or bound by prior to the Closing) any tax indemnity, tax sharing or tax allocation agreement.

          2.12 No Breach. Except as set forth on Schedule 2.12 hereto, the
               ---------
consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Charter or Bylaws of SI, any License (as hereinafter defined) or any material contract or other material agreement, instrument or arrangement to which SI is a party or by which SI or its assets or the Shares are bound; (ii) an event that would permit any party to terminate any material agreement to which SI is a party or by which SI or its assets or the Shares are bound or to accelerate the maturity of or permit the subordination of any material indebtedness or other material obligation of SI; (iii) the creation or imposition of any material lien, charge, or encumbrance on the assets of SI or the Shares; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to SI, its assets or the Shares.

          2.13  Employees. Schedule 2.13 contains a listing of (i) each
                ---------
collective bargaining agreement and other labor agreement to which SI is a party or by which it is bound; (ii) each employment, consulting, severance, deferred compensation, bonus, and any other employee benefit plan, contract, agreement, or other arrangement (whether or not in writing) providing for compensation or other benefits to employees (including officers), or independent contractors, individually or as a group, to which SI is a party or by which it is bound;
(iii) each "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and not exempted under
                                                  -----
Section 4(b) or 201 of ERISA maintained by SI or to which SI is required to contribute including any multi-employer pension plan; and (iv) each "employee welfare benefit plan" as defined in Section 3(1) of ERISA maintained by SI or to which SI contributes or is required to contribute, including any multi-employer welfare plan, and each other plan under which "fringe benefits" (including, without limitation, vacation plans or programs, severance benefits, sick leave plans or programs, dental or medical plans or programs, and related or similar benefits) are afforded to employees of, or otherwise required to be provided by, SI. SI has complied in all material respects with all applicable laws, rules and regulations relating to employment, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities.

          2.14 Insurance. SI, or the Sellers on behalf of SI, maintains policies
               ---------
of insurance covering SI's assets, properties and business in types and amounts that are consistent with SI's past practices. Neither SI nor, to the extent that the Sellers maintain policies on behalf of SI, the Sellers are in default under any of such policies, and neither SI or the Sellers have failed to give any notice or to present any claim under any such policy in a due and timely fashion.

          2.15 Contracts and Permits. There is set forth in Schedule 2.15 hereto
               ---------------------
a complete and accurate list of:

               (a) Each customer contract, whether written or oral, between SI and any party to whom SI provides products or services which involved payments to SI of more than Fifty Thousand Dollars ($50,000) during SI's last fiscal year or can reasonably be expected to involve payments to SI of more than Fifty Thousand Dollars ($50,000) during SI's next fiscal year ;

               (b) Each contract (except for leases or rental contracts, evidence of indebtedness and insurance contracts), whether written or oral, between SI and any party to whom SI is obligated, or can reasonably be expected to pay more than Fifty Thousand Dollars ($50,000) for any twelve (12)-month period commencing on or after the Closing Date; and

               (c) Each material permit, license, franchise, certificate or authorization issued to SI by any governmental or other authority having jurisdiction in any area where SI provides products or services (individually, a "License" and collectively, the "Licenses").
 -------                         --------

          The contracts and agreements which are required to be identified in
Schedule 2.6 or in Schedule 2.15 pursuant to subsections (a) and (b) above are hereinafter referred to as the "Contracts." Except as set forth in Schedules
                                ---------
2.6 or 2.15:

                    (i) Each of the Contracts is a valid, binding and enforceable agreement of SI and, to the knowledge of the Sellers and SI, the other parties thereto, and to their knowledge will continue to be a valid, binding and enforceable agreement of Merger Sub after the Closing Date;

                    (ii) As of the date hereof, the Sellers and SI have no reason to believe that SI will not be able to fulfill all of its obligations under the Contracts which remain to be performed after the date hereof to the extent BC's operation of the business of SI after the Closing Date is consistent with SI's past practices, and neither the Sellers nor SI has been notified by any governmental or other party that such parties intend to cancel, terminate or modify any of such Contracts or the basis upon which SI is paid thereunder, and neither the Sellers nor SI knows of any valid grounds for any such cancellation, termination or modification;

                    (iii) There has not occurred any material default (or event which upon the provision of notice or lapse of time or both would become a material default) by SI under any of the Contracts;

                    (iv) To the knowledge of the Sellers and SI, the Licenses are the only permits, licenses, franchises, certificates and authorizations that may be issued by any governmental or other authority having jurisdiction in any area where SI provides products or services that are required for and are material to the operation of the business of SI as such business is conducted;

                    (v) The Licenses are, and as of the Closing will be, in full force and effect and the continuing validity and effectiveness of such Licenses will not be affected by the Merger as herein contemplated; and

                    (vi) The Sellers and SI are and have been in compliance in all material respects with all material conditions or requirements of the Licenses, and neither the Sellers nor SI has been notified by any governmental or licensing authority that such parties intend to cancel, terminate or modify any of such Licenses, and neither the Sellers nor SI knows of any valid grounds for any such cancellation, termination or modification.

               2.16  Powers of Attorney; Bank Accounts. Schedule 2.16 hereto
                     ---------------------------------
lists (i) the names and addresses of all persons holding a power of attorney on behalf of SI; and (ii) the names and addresses of all banks or other financial institutions in which SI has an account, deposit, or safe-deposit box, with the number and a description of the account and the names of all persons authorized to draw on such accounts or deposits or to have access to such boxes.

               2.17 Compliance with Law; Governmental Consents. The business and
                    ------------------------------------------
operations of SI have been and are being conducted in material compliance with all laws, rules, regulations and licensing requirements applicable thereto, including, without limitation, federal, state and local laws and regulations affecting the protection of the environment, the health and safety of employees and equal employment opportunities. The Sellers and SI are unaware of any facts which might form the basis for a claim that any material violation by SI of such laws exists. Except for (i) the filing of a pre-merger notification and termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the
                                                     -------
filing of the Certificate of Merger and (iii) the filing of the Articles of Merger and Plan of Merger, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of SI or the Sellers is required in connection with the execution, delivery and performance by the Sellers and SI of this Agreement, the consummation of the transactions contemplated hereby or BC's operation of the business of SI following the Closing Date in a manner that is consistent with SI's past practices.

               2.18  Intentionally Omitted.
                     ---------------------

               2.19  Intentionally Omitted.
                     ---------------------

               2.20  Intellectual Property Rights.
                     ----------------------------

                     (a) Except as set forth in Schedule 2.20, SI has sufficient title and ownership of all patents, trademarks, service marks, trade names, Internet domain names, copyrights, trade secrets, customer lists, information, proprietary rights and processes, registrations and applications therefor (collectively, "Intellectual Property") necessary for and material to its
                ---------------------
business as now conducted and as proposed to be conducted, including all Intellectual Property used in connection with or contained in any SI site on the world wide web, without any conflict with or infringement of the rights of others. Neither the Sellers nor SI has received any communications nor is either of the Sellers or SI aware of any entity alleging that SI or any SI employee has violated or, by conducting its business in a manner that is consistent with SI's past practices, would violate any Intellectual Property of any other person or entity. Neither the Sellers nor SI is aware that any of SI's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of SI or that would conflict with the operation of SI's business consistent with SI's past practices. SI does not believe it is or will be necessary in connection with its business to utilize any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by SI. To the knowledge of the Sellers and SI, all of the Intellectual Property is vested in (or, if applicable, leased or licensed by) SI free and clear of any equities, claims, liens, encumbrances or restrictions of any kind whatsoever. Schedule 2.20 sets forth all patents, patent applications, copyright registrations, copyright applications, trademarks and trade names (registered or unregistered), Internet domain names and any other Intellectual Property owned or licensed by SI or in which SI has any material interest.

               (b) Except as set forth in Schedule 2.20, SI does not currently use nor, to the knowledge of the Sellers and SI, does it propose to use any Intellectual Property, invention or confidential information in which any of the Sellers and other employees of SI claims a proprietary interest.

               (c) Except as set forth in Schedule 2.20, to the knowledge of the Sellers and SI, SI is not making use of any Intellectual Property, invention or any confidential information in which any of its present or past employees has claimed a proprietary interest; and the Sellers and SI are not actually aware of any facts that would give rise to such a claim.

          2.21 Year 2000 Compliance. SI has reviewed the areas within its
               --------------------
business and operations which could be adversely affected by Year 2000 issues and evaluated the costs associated with modifying and testing its systems for the Year 2000. To the knowledge of SI, the cost of Year 2000 compliance for its internal information systems will not have a Material Adverse Effect on SI.

          2.22 Purchase for Investment. Each Seller acknowledges that he or it
               -----------------------
is acquiring the BC Stock in the Merger for his or its own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "1933 Act") or any state securities
                                         --------
laws, and the BC Stock will not be disposed of in contravention of the 1933 Act or state securities laws.

          2.23 BC Stock Not Registered. Each Seller acknowledges that the BC
               -----------------------
Stock has not been registered under the 1933 Act or any state securities laws and, therefore, cannot be sold, and must be held indefinitely, unless subsequently registered under the 1933 Act and state securities laws or unless an exemption from such registration is available.

          2.24 Economic Risk. Each Seller acknowledges that his or its
               -------------
investment in the BC Stock involves a high degree of risk and represents that he or it is able to bear the economic risk of his or its investment in the BC Stock for an indefinite period of time.

          2.25 Access to Information. Each Seller acknowledges that he or it has
               ---------------------
made such investigations and inquiries as he or it has deemed necessary for the purpose of informing himself or itself about BC or its businesses prior to entering into this Agreement.

          2.26 No Undisclosed Liabilities. To the knowledge of the Sellers and
               --------------------------
SI, SI does not have, or as of the Closing Date will not have, any material liabilities, obligations or commitments (absolute, accrued, contingent or otherwise) matured or unmatured ("Liabilities") except (i) Liabilities which are
                                  -----------
adequately reflected or fully reserved against in the SI Financial
Statements; (ii) Liabilities incurred after the date of the SI Financial Statements that were incurred in the ordinary course of SI's business and are consistent with past practices; (iii) Liabilities disclosed in the Schedules hereto and (iv) Liabilities permitted under Section 4.2(a)(i) hereof.

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF BC AND MERGER SUB
              ---------------------------------------------------

          BC and Merger Sub, jointly and severally, represent and warrant to each of the Sellers that:

          3.1  Incorporation. Each of BC and Merger Sub has been duly
               -------------
incorporated and is validly existing and in good standing under the laws of the State of Delaware. Prior to the date hereof, Merger Sub has not engaged in any activity other than the transactions contemplated by this Agreement. Each of BC and Merger Sub has full corporate power and corporate authority to carry on its business as now being conducted and to own, lease or operate the property and assets now owned, leased or operated by it. Each of BC and Merger Sub is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing (i) would, individually or in the aggregate, have or reasonably could be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations, or prospects of BC and its subsidiaries (including Merger
Sub) taken together, or (ii) would result in a material breach of any of the other representations, warranties or covenants of BC set forth in this Agreement.

          3.2  Capitalization. Immediately prior to the Closing, the authorized
               --------------
capital stock of BC will consist of 12,666,542 shares of Common Stock, $.0001 par value, of which 8,675,315 shares are issued and outstanding, and 1,298,742 shares of Series A Preferred Stock, $.0001 par value, all of which are issued and outstanding. The authorized capital of Merger Sub consists of 1,000 shares of Common Stock, $.001 par value, all of which are issued and outstanding and held by BC. All outstanding shares of BC and Merger Sub capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.2 hereof and as of the date of this Agreement, BC does not own, directly or indirectly, or have any obligation to acquire, any interest or investment in any corporation, partnership, joint venture, business trust, limited liability company or other entity. Schedule 3.2 sets forth the aggregate number of all options, warrants, conversion rights, rights of exchange, or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase, issuance, or sale of any capital stock of BC or any securities convertible or exchangeable for any shares of capital stock of BC.

          3.3  BC Stock Fully Paid and Non-Assessable. The BC Stock deliverable
               --------------------------------------
pursuant to Section 1.6, when issued and delivered as herein provided, will be duly authorized, validly issued and outstanding shares of Common Stock of BC, fully paid and non-assessable, free and clear of all liens, encumbrances, restrictions and claims of every kind.

          3.4  Corporate Power and Authority. Each of BC and Merger Sub has full
               -----------------------------
corporate power and authority to enter into, deliver, perform its obligations under and carry out this Agreement and all agreements and documents contemplated hereby. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of BC and Merger Sub enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          3.5  Intentionally Omitted.
               ---------------------

          3.6  Financial Statements. The unaudited balance sheet and related
               --------------------
statements of income and cash flows of BC at and for its fiscal year ended December 31, 1997 and the unaudited balance sheet and related statement of income and cash flow of SI for the period from January 1, 1998 through July 31, 1998 (collectively the "BC Financial Statements") have been delivered to
                        -----------------------
Sellers. The internal books and records of BC from which the BC Financial Statements were prepared are complete and correct in all material respects and have been maintained in accordance with sound business practice. The BC Financial Statements (i) were prepared in accordance with such books and records; (ii) were prepared in accordance with the accounting policies and principles of BC, and are in accordance with GAAP, applied on a consistent basis throughout the periods presented; and (iii) present fairly the financial position and results of operations of BC at the dates and for the periods reflected therein.

          3.7  Properties. Neither BC nor Merger Sub owns or holds title to any
               ----------
real property. With respect to the property and assets it leases, each of BC and Merger Sub is in compliance in all material respects with such leases and holds a valid leasehold interest in such property and assets free of any liens or encumbrances of any kind whatsoever, except those for taxes not yet due and payable or such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property, or assets affected thereby. All real and tangible personal property currently used by each of BC and Merger Sub in, and necessary for the conduct of, the operation of their respective businesses is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted, and is adequate and suitable for the purposes for which it is presently being used. All improvements on leased property used by each of BC and Merger Sub in the operation of their respective businesses and the present use comply in all material respects with all applicable laws and the agreements under which such improvements are leased.

          3.8  Litigation. No litigation, arbitration or other proceeding is
               ----------
pending or, to the knowledge of BC or Merger Sub, threatened by or against BC or Merger Sub, their respective properties or assets before any court or any governmental agency, and, to the knowledge of BC or Merger Sub, no facts exist which might form the basis for any such litigation, arbitration or proceeding. To the knowledge of BC or Merger Sub, neither BC nor Merger Sub is the subject of any investigation for violation of any laws, regulations or administrative orders applicable to their respective businesses. There is no judgment, writ, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against either BC or Merger Sub, their respective properties or assets.

          3.9  No Breach. The consummation of the transactions contemplated by
               ---------
this Agreement will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Certificate of Incorporation or Bylaws of BC or Merger Sub, or any material contract or other material agreement, instrument or arrangement to which BC or Merger Sub is a party or by which BC or Merger Sub or their respective assets are bound; (ii) an event that would permit any party to terminate any material agreement to which BC or Merger Sub is a party or by which BC of Merger Sub or their respective assets are bound or to accelerate the maturity of or permit the subordination of any material indebtedness or other material obligation of BC or Merger Sub; (iii) the creation or imposition of any lien, charge, or encumbrance on the assets of BC or Merger Sub, except for such item that would not have a BC Material Adverse Effect; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to BC or Merger Sub or their respective assets.

          3.10 Compliance with Law; Governmental Consents. The business and
               ------------------------------------------
operations of BC and Merger Sub have been and are being conducted in material compliance with all laws, rules, regulations and licensing requirements applicable thereto, including, without limitation, federal, state and local laws and regulations affecting the protection of the environment, the health and safety of employees and equal employment opportunities. Neither BC nor Merger Sub is aware of any facts which might form the basis for a claim that any material violation by BC or Merger Sub of such laws exists. Except for (i) the filing of a pre-merger notification and termination or expiration of the waiting period under the HSR Act, (ii) the filing of the Certificate of Merger and (iii) the filing of the Articles of Merger and Plan of Merger, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of BC or the Merger Sub is required in connection with the execution, delivery and performance by BC and the Merger Sub of this Agreement or the consummation of the transactions contemplated hereby.

          3.11 No Undisclosed Liabilities. Except as set forth on Schedule 3.11
               --------------------------
hereof, to the knowledge of BC and Merger Sub, neither BC nor Merger Sub has, or as of the Closing Date will have, any material liabilities, obligations or commitments (absolute, accrued, contingent or otherwise) matured or unmatured ("BC Liabilities") except (i) BC Liabilities which are adequately reflected or
  --------------
fully reserved against in the BC Financial Statements; (ii) BC Liabilities incurred after the date of the BC Financial Statements that were incurred in the ordinary course of BC's business and are consistent with past practices; and
(iii) BC Liabilities disclosed in the Schedules hereto.

          3.12 Taxes. BC has (i) timely filed or caused to be filed all federal,
               -----
state and local tax returns required to be filed by BC prior to the date of this Agreement which relate to BC or with respect to which BC is liable or otherwise in any way subject, and all such tax returns (A) are complete, accurate and in all material respects in accordance with all legal requirements applicable thereto and (B) as of the time of filing, correctly reflected the facts regarding the income, business assets, operations, activities, status or other matters of BC required to be shown thereon, (ii) paid, when due, all taxes shown to be due and payable on such returns, or pursuant to any assessment or otherwise, or is contesting in good faith the payment thereof and (iii) properly accrued, charged or established adequate reserves for all taxes assessed or assessable against BC (including amounts being contested in good faith) relating to the business, assets or employees or independent contractors of BC arising in respect of any fiscal year of BC or portion thereof ended prior to the Closing. No tax liabilities, disallowances or assessments relating to the business, assets or employees or independent contractors of BC have been assessed against BC or are such to the knowledge of BC proposed as of the date hereof, and to the knowledge of

BC there is no basis for any such liabilities, disallowances or assessments. BC is not a party to or bound by (nor will BC become a party to or bound by prior to the Closing) any tax indemnity, tax sharing or tax allocation agreement.

     3.13  Year 2000 Compliance. BC has reviewed the areas within its business
           --------------------
and operations which could be adversely affected by Year 2000 issues and evaluated the costs associated with modifying and testing its systems for the Year 2000. To the knowledge of BC, the cost of Year 2000 compliance for its internal information systems will not have a Material Adverse Effect on BC.

     3.14  Intellectual Property Rights.
           ----------------------------

           (a) Except as set forth in Schedule 3.14, each of BC and Merger Sub has sufficient title and ownership of all patents, trademarks, service marks, trade names, Internet domain names, copyrights, trade secrets, customer lists, information, proprietary rights and processes, registrations and applications therefor (collectively, "Intellectual Property") necessary for and material to
                         ---------------------
its business as now conducted and as proposed to be conducted, including all Intellectual Property used in connection with or contained in any BC site on the world wide web, without any conflict with or infringement of the rights of others. BC has not received any communications nor is BC aware of any entity
alleging that BC, Merger Sub or any BC employee   has violated or, by conducting
its business in a manner that is consistent with BC's past practices, would violate any Intellectual Property of any other person or entity. BC is not aware that any of BC's or Merger Sub's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of BC or that would conflict with the operation of BC's business consistent with BC's past practices. BC does not believe it is or will be necessary in connection with its business to utilize any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by BC. To the knowledge of BC, all of the Intellectual Property is vested in (or, if applicable, leased or licensed by) BC or Merger Sub free and clear of any equities, claims, liens, encumbrances or restrictions of any kind whatsoever. Schedule 3.14 sets forth all patents, patent applications, copyright registrations, copyright applications, trademarks and trade names (registered or unregistered), Internet domain names and any other Intellectual Property owned or licensed by BC or Merger Sub or in which BC or Merger Sub has any material interest.

           (b) Except as set forth in Schedule 3.14, neither BC nor Merger Sub currently uses nor, to the knowledge of BC, does either BC or Merger Sub propose to use any Intellectual Property, invention or confidential information in which any employees of BC or Merger Sub claims a proprietary interest.

           (c) Except as set forth in Schedule 3.14, to the knowledge of BC, neither BC nor Merger Sub is making use of any Intellectual Property, invention or any confidential information in which any of its present or past employees has claimed a proprietary interest; and BC is not actually aware of any facts that would give rise to such a claim.

     3.15 Absence of Certain Changes. Except as set forth in Schedule 3.15,
          --------------------------
since August 28, 1998, there has been:

          (a)  Any Material Adverse Effect;

          (b) Any increase in the compensation paid or payable by BC or Merger Sub, other than in the ordinary course of business, to any of their respective officers, directors, employees, agents or shareholders;

          (c) Any declaration, setting aside or payment of dividends, or any direct or indirect redemption, purchase or other acquisition of any capital stock of BC or Merger Sub or any agreement to do any of the foregoing;

          (d) Any indebtedness incurred by BC or Merger Sub in excess of Fifty Thousand Dollars ($50,000), other than indebtedness incurred in the ordinary course of business consistent with BC's or Merger Sub's past practices;

          (e) Any loan made by BC or Merger Sub other than travel loans or advances made to its employees in the ordinary course of business consistent with BC's or Merger Sub's past practices, nor has BC or Merger Sub become liable or agreed to become liable as a guarantor with respect to any loan;

          (f) Any waiver or compromise by BC or Merger Sub of any right or rights of material value, or any payment, direct or indirect, of any material debt, liability or other obligation;

          (g) Any change in the accounting methods, practices or policies followed by BC since its inception, other than as disclosed in the Notes to the BC Financial Statements;

          (h) Any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other proprietary rights of material value other than in the ordinary course of business consistent with BC's past practices;

          (i) Any purchase or other acquisition of, or any sale, disposition of, or subjection to any lien or encumbrance on, any material property or asset, tangible or intangible, of BC or Merger Sub other than in the ordinary course of business consistent with BC's or Merger Sub's past practices;

          (j) Any actual or threatened amendment, termination or loss of (i) any material contract, lease, license or other agreement to which BC or Merger Sub was or is a party; (ii) any certificate, license or other authorization required for the continued operation by BC or Merger Sub of any material portion of any of its business; or (iii) any material customer or other revenue source;

          (k) Any resignation or termination of employment of any key officer or employee of BC or Merger Sub, and BC does not know of the impending resignation or termination of employment of any such officer or employee; or

                    (l) Any agreement or commitment by BC or Merger Sub to do any of the things described in this Section 3.15.

                                  ARTICLE IV
                        COVENANTS OF THE SELLERS AND SI
                        -------------------------------

          4.1 Maintenance of Business. From the date hereof until the Closing,
              -----------------------
each of the Sellers and SI shall use its diligent, good faith efforts, to cause SI to carry on and preserve the business, goodwill and the relationships of SI with suppliers, employees, agents and others in substantially the same manner as they have been prior to the date hereof.

          4.2  Conduct of Business.
               -------------------

               (a) From the date hereof until the Closing, except as expressly permitted hereby, SI shall not, and the Sellers shall not permit SI to, without BC's prior express written consent:

                    (i) incur any additional indebtedness, or guarantee any indebtedness or obligation of any other party, except (A) in the ordinary course of business or (B) for indebtedness to IE in an amount not to exceed $1,000,000 in the aggregate, which amount: (1) shall only be advanced by IE to SI in incremental amounts necessary, in the good faith judgment of the Sellers, to comply with Section 4.1 hereof; (2) will bear interest at a rate not to exceed the prime lending rate as reported in the Wall Street Journal from time to time; and (3) SI agrees to repay by wire transfer of immediately available funds immediately prior to the Closing;

                    (ii) except in connection with the capital contribution contemplated by Section 4.7, issue, redeem, pledge, sell or repurchase any capital stock of SI or securities convertible into its capital stock or grant or issue any options, warrants or rights to subscribe for its capital stock or securities convertible into its capital stock or commit to do any of the foregoing;

                    (iii) enter into or terminate any material agreement or arrangement;

                    (iv) increase the compensation or bonuses payable or to become payable to any officers, employees or agents of SI, or adopt or amend any employee benefit plan or arrangement;

                    (v) enter into any employment contract or agreement with any existing or prospective employee which is not terminable at will;

                    (vi) pay any obligation or liability, fixed or contingent, other than current liabilities or except as such payment becomes due;

                    (vii) cancel, without full payment, any note, loan or other obligation owing to SI, or waive any rights of material value;

                    (viii) acquire or dispose of any properties, assets or business except in the ordinary course of its business;

                    (ix) create or suffer to be imposed any lien, mortgage, security interest or other charge on or against the properties or assets of SI, other than in the ordinary course of business consistent with SI's past practices, or the Shares;

                    (x) engage in any activities or transactions outside the ordinary course of SI's e-commerce business as conducted at the date hereof;

                    (xi) make or adopt any change in the Charter or Bylaws of SI as in force and effect on the date hereof;

                    (xii) declare or pay any dividends on or make any other distributions in respect of any shares of its capital stock; or

                    (xiii) pay, agree to pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any plan, agreement or arrangement to any officer, director or employee.

          (b) From the date hereof until the Closing, except as expressly permitted hereby, SI shall, and the Sellers shall cause SI to, unless otherwise expressly consented to in writing by BC :

                    (i) maintain the existing insurance policies of SI, unless comparable insurance is substituted therefor, and shall not take any action to terminate or modify those insurance policies ;

                    (ii) maintain the books and records of SI consistent with past practices and policies and in accordance with GAAP ;

                    (iii) maintain in good working condition, ordinary wear and tear excepted, and in compliance in all material respects with all applicable laws and regulations, all fixed assets owned, leased or operated, as the case may be, by SI ;

                    (iv) observe and perform, and remain in compliance with, all obligations of SI in agreements and contracts the breach or violation of which would have, individually or in the aggregate, a Material Adverse Effect and not enter into any agreements or contracts which would require payments by SI of more than Fifty Thousand Dollars ($50,000) over any period of twelve (12) months, except for inventory purchased in the ordinary course of business disclosed in advance to BC and customer contracts and purchase orders entered in the ordinary course of business consistent with SI's past practices; and

                    (v) maintain compliance with the terms and conditions of all Licenses held by SI or under which it operates or conducts its business and use best efforts to maintain all such Licenses in full force and effect.

               4.3 Necessary Consents. Prior to the Closing, the Sellers and SI
                   ------------------
will obtain such written consents and take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby and to allow the continuation of the business of SI by BC and Merger Sub after the Closing as conducted at the date hereof in all material respects.

               4.4 Access to Information. The Sellers shall cause SI to give BC
                   ---------------------
and its accountants, legal counsel and other representatives reasonable access, during normal business hours throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating to the business, assets and liabilities of SI, and will furnish BC, its accountants, legal counsel and other representatives during such period all such information concerning its affairs as BC may reasonably request; provided that any furnishing of such information pursuant hereto or any investigation by BC shall not affect BC's right to rely on the representations, warranties and covenants made by the Sellers and SI in this Agreement except to the extent BC had, as of the Closing Date, actual knowledge (based upon its investigation of written information) of any misrepresentation, breach or alleged breach thereof on or prior to the Closing Date. BC and its accountants, legal counsel and other representatives (as "Representatives" of Buycomp LLC under the Confidentiality
                     ---------------
Agreement, dated as August 28, 1998, as amended September 16, 1998, between BuyComp LLC and SI (the "Confidentiality Agreement")) shall keep all such
                         -------------------------
information confidential accordance with the terms of the Confidentiality Agreement.

          4.5  Certain Defaults; Litigation. The Sellers and SI will give prompt
               ----------------------------
notice to BC of:

               (a) any notice of default or other notice received by the Sellers or SI subsequent to the date of this Agreement and prior to the Closing under any instrument or agreement to which SI is a party or by which its assets are bound or otherwise, which default could, if not remedied, result in a Material Adverse Effect or which would render incorrect any representation made herein, and

               (b) any suit, action, proceeding or investigation instituted or threatened against or affecting SI subsequent to the date of this Agreement and prior to the Closing which could result in a Material Adverse Effect or which would render incorrect any representation made herein.

          4.6 Other Negotiations. Prior to the Closing, or such earlier date on
              ------------------
which this Agreement is terminated in accordance with its terms, the Sellers will not, and the Sellers will cause SI and the officers, directors, employees, agents and representatives of SI not to, directly or indirectly, initiate discussions or negotiate, or authorize any person or entity to discuss or negotiate on behalf of the Sellers or SI, with any other party, or entertain or consider any inquiries or proposals received from any other party, concerning the possible disposition of SI, its business, assets or capital stock, in whole or in part. The Sellers and SI will not furnish any information concerning SI to any person other than BC for the purpose of, or with the intent of, permitting such person or entity to evaluate a possible acquisition of SI, its business, assets or capital stock, in whole or in part.

          4.7 Capital Infusion. Immediately prior to the Closing, IE shall make
              ----------------
a capital contribution to SI in the amount of $1,000,000, payable by wire transfer in immediately available funds .

          4.8 Best Efforts. The Sellers and SI will each use their best efforts
              ------------
to perform and fulfill all obligations on their respective parts to be performed and fulfilled under this Agreement, and to cause all the conditions precedent to the consummation of the transactions to be timely satisfied, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms, including the "tax-free" reorganization status of the transactions. The Sellers and SI shall each cooperate with BC in such actions and in securing requisite approvals and shall deliver such further documents as BC may reasonably request as necessary to evidence such transactions.

          4.9 Market Stand-Off. Each Seller hereby agrees that, during the one
              ----------------
hundred twenty (120) period following the effective date of a registration statement of BC filed under the 1933 Act (the "Market Stand-Off Period"), he or
                                               -----------------------
it shall not, to the extent requested by BC and/or the managing underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of BC held by him or it at any time during such period except common stock included in such registration; provided, that officers and directors of BC (as determined by the managing underwriter) enter into similar agreements. Each of the Sellers agrees to increase the Market Stand-Off Period to 180 days at the request of the managing underwriter; provided, that officers and directors of BC (as determined by the managing underwriter) agree to the same increase. The Sellers agree that, as a condition to any transfer or disposition of the BC securities held by the Sellers, any transferee or assignee of the BC securities shall agree in writing to be bound by the terms of this Section 4.9.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the BC securities held by each Seller (and the shares or securities of every other person subject to the foregoing restriction) until the end of such one hundred twenty (120) day or longer period.

                                   ARTICLE V
                         COVENANTS OF BC AND MERGER SUB
                         ------------------------------

          5.1 Necessary Consents. Prior to the Closing, BC and Merger Sub will
              ------------------
obtain such consents and take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby.

          5.2 BC Board of Directors. At the Closing, BC shall take such actions
              ---------------------
as may be necessary to appoint David B. Ingram ("Ingram") to its Board of
                                                 ------
Directors and, assuming acceptance of such position, to grant Ingram an option to purchase 10,000 shares of Common Stock of BC at a price per share equal to the fair market value of such stock as determined by BC's Board of Directors. So long as Ingram remains on BC's Board of Directors, BC agrees (i) to maintain Directors and Officer's liability insurance; (ii) engage outside auditors that are reasonably acceptable to Ingram; provided that any of the Big 5 public accounting firms shall be deemed acceptable by Ingram; and (iii) to compensate and reimburse Ingram to the same extent as other non-employee directors of BC.

          5.3 Best Efforts. Each of BC and Merger Sub will use its best efforts
              ------------
to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, and to cause all the conditions precedent to the consummation of the transactions to be timely satisfied, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms. Each of BC and Merger Sub shall cooperate with the Sellers and SI in such actions and in securing requisite approvals and shall deliver such further documents as the Sellers and SI may reasonably request as necessary to evidence such transactions.

          5.4 Indemnification. After the Closing, BC shall cause the Surviving
              ---------------
Corporation to, and the Surviving Corporation shall, indemnify and hold harmless each present and former employee, agent, director or officer of SI (the "Indemnified Parties") to the full extent required or permitted under (a)
 -------------------
Delaware Law, (b) as provided in the Surviving Corporation's Certificate of Incorporation and Bylaws, and (c) as otherwise provided for or permitted pursuant to any agreement or arrangement in effect at the date hereof (to the extent consistent with applicable law), which rights to be indemnified and held harmless shall survive the Closing and shall continue in full force and effect for a period of not less than six years from the Closing Date, provided, that, in the event any claim or claims (a "Claim or Claims") are asserted or made
                                     -----    ------
within such six-year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any and all such Claim or Claims. Without limiting the foregoing, to the extent permitted by applicable law, BC shall cause the Surviving Corporation to, and the Surviving Corporation shall, periodically (no less than on a quarterly basis) advance expenses as incurred with respect to any Claim to the fullest extent permitted by applicable law, provided the person to whom the expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

          5.5  Maintenance of Business. From the date hereof until the Closing,
               -----------------------
BC shall use its diligent, good faith efforts, to carry on and preserve the business, goodwill and the relationships of BC with suppliers, employees, agents and others in substantially the same manner as they have been prior to the date hereof.

          5.6 Access to Information. BC shall give the Sellers and their accountants, legal counsel and other representatives reasonable access, during normal business hours throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating to the business, assets and liabilities of BC, and will furnish the Sellers, their accountants, legal counsel and other representatives during such period all such information concerning its affairs as the Sellers may reasonably request; provided that any furnishing of such information pursuant hereto or any investigation by the Sellers shall not affect the Sellers' right to rely on the representations, warranties and covenants made by BC in this Agreement except to the extent SI or the Sellers had, as of the Closing Date, actual knowledge (based upon their investigation of written information) of any misrepresentation, breach or alleged breach thereof on or prior to the Closing Date. The Sellers, SI and their accountants, legal counsel and other representatives (as "Representatives"
                                                                ---------------
of SI under the Confidentiality Agreement) shall keep all such information confidential in accordance with the terms of the Confidentiality Agreement.

          5.7  Certain Defaults; Litigation. BC will give prompt notice to the
               ----------------------------
Sellers of:

               (a) any notice of default or other notice received by BC subsequent to the date of this Agreement and prior to the Closing under any instrument or agreement to which BC is a party or by which its assets are bound or otherwise, which default could, if not remedied, result in a material adverse effect on the assets, liabilities, business, financial condition or results of operations of BC (a "BC Material Adverse Effect") or which would render
                     --------------------------
incorrect any representation made herein, and

               (b) any suit, action, proceeding or investigation instituted or threatened against or affecting BC subsequent to the date of this Agreement and prior to the Closing which could result in a BC Material Adverse Effect or which would render incorrect any representation made herein.

          5.8  Other Negotiations. Prior to the Closing, or such earlier date on
               ------------------
which this Agreement is terminated in accordance with its terms, BC will not, and BC will cause the officers, directors, employees, agents and representatives of BC not to, directly or indirectly, initiate discussions or negotiate, or authorize any person or entity to discuss or negotiate on behalf of BC, with any other party, or entertain or consider any inquiries or proposals received from any other party, concerning the possible acquisition by BC (including, without limitation, any reorganization, merger or sale of assets) of any business that is competitive with the business of SI.

          5.9  Conduct of Business. From the date hereof until the Closing,
               -------------------
except as expressly permitted hereby, BC shall not, without SI's prior express written consent:

               (a) incur any additional indebtedness, or guarantee any indebtedness or obligation of any other party, except in the ordinary course of business;

               (b) dispose of any properties, assets or business except in the ordinary course of its business ;

               (c) make or adopt any change in the Certificate of Incorporation or Bylaws of BC as in force and effect on the date hereof; provided, however, that BC may amend its Certificate of Incorporation to (i) change its name; (ii) reduce the number of options that may be issued by BC which do not result in an adjustment to the conversion price of Series A Preferred Stock (Section 6E of the Certificate of Incorporation); (iii) increase the authorized capital stock of BC to accommodate a stock split or stock dividend by BC and (iv) increase the authorized capital stock of BC to accommodate the sale and issuance of shares of BC capital stock to John Ingram; or

               (d) issue additional shares of capital stock without first offering IE the opportunity to purchase up to five percent (5%) of any such additional shares proposed to be issued by BC; provided that, IE shall have five days from the receipt of notice delivered pursuant to Section 11.9 hereof of a proposed issuance to elect to purchase shares under this subsection (d); and provided further that, the right of first offer provided to IE under this subsection (d) shall not apply to any stock split or stock dividend effected by BC.

                                  ARTICLE VI
                            CONDITIONS PRECEDENT TO
                            -----------------------
                       OBLIGATIONS OF BC AND MERGER SUB
                       --------------------------------

          The obligation of each of BC and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by BC:

          6.1 Certificates for Shares. BC shall have received for cancellation
              -----------------------
in the Merger certificates for the Shares, which shall constitute all of the issued and outstanding capital stock of SI.

          6.2 Representations and Warranties True. All representations and
              -----------------------------------
warranties of the Sellers and SI in this Agreement or the Schedules and Exhibits hereto, or in any written statement or certificate that shall be delivered to BC by the Sellers or SI under this Agreement, shall be true and correct on and as of the date made and as of the Closing Date as if made on the date thereof (except to the extent such representation or warranty relates to an earlier date).

          6.3 Covenants Performed. The Sellers and SI shall have performed,
              -------------------
satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by the Sellers and SI on or before the Closing Date.

          6.4 Certificate. BC shall have received from the Sellers a
              -----------
certificate, dated the Closing Date, certifying that the conditions specified in this Article VI have been satisfied.

          6.5 No Violations; No Actions. Consummation of the transactions
              -------------------------
contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction and no action or proceeding shall have been instituted or threatened by any person, entity or governmental agency which, in any such case, in the sole judgment of BC, has a reasonable probability of resulting in (i) the obtaining of material damages from BC or SI; (ii) an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Agreement; or (iii) other relief in connection therewith.

          6.6 Proceedings and Documents. All corporate and other proceedings in
              -------------------------
connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to BC and its counsel, and BC shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          6.7 Delivery of Documents. BC shall have received all documents and
              ---------------------
other items to be delivered by the Sellers under Section 8.2.

          6.8 Required Consents. All consents, approvals and waivers from third
              -----------------
parties and governmental authorities necessary to the transactions as contemplated hereby, including, without limitation, the expiration or termination of applicable waiting periods under the HSR

Act, and to the continued validity and effectiveness of the Licenses shall have been obtained without the imposition on BC or SI of any burdensome conditions, restrictions, or obligations.

          6.9 Repayment of IE Indebtedness. SI shall have repaid in full, by
              ----------------------------
wire transfer of immediately available funds, any amounts owed to IE that have been incurred prior to the date hereof or otherwise in accordance with Section 4.2(a)(i) of this Agreement.

                                  ARTICLE VII
                            CONDITIONS PRECEDENT TO
                            -----------------------
                           OBLIGATIONS OF THE SELLERS
                           --------------------------

          The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by a majority in interest of the Sellers:

          7.1 Representations and Warranties True. All representations and
              -----------------------------------
warranties by BC and Merger Sub in this Agreement or the Schedules and Exhibits hereto, or in any written statement or certificate that shall be delivered to the Sellers by BC under this Agreement, shall be true and correct on and as of the date made and as of the Closing Date as if made on the date thereof (except to the extent such representation or warranty relates to an earlier date).

          7.2 Covenants Performed. BC and Merger Sub shall have performed,
              -------------------
satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by BC and Merger Sub in all material respects on or before the Closing Date.

          7.3 Certificate. The Sellers shall have received from BC a certificate
              -----------
signed by the Chief Financial Officer of BC, dated the Closing Date, certifying that the conditions specified in this Article VII have been satisfied.

          7.4 No Violations; No Actions. Consummation of the transactions
              -------------------------
contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction and no action or proceeding shall have been instituted or threatened by any person, entity or governmental agency which, in any such case, in the sole judgment of the Sellers, has a reasonable probability of resulting in (i) the obtaining of material damages from the Sellers or BC, (ii) an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Agreement, or (iii) other relief in connection therewith.

          7.5 Proceedings and Documents. All corporate and other proceedings in
              -------------------------
connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to the Sellers and their counsel, and the Sellers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          7.6 Delivery of Documents. The Sellers shall have received (a) all
              ---------------------
documents and other items to be delivered by BC under Section 8.3 and (b) the tax opinion of Bass, Berry & Sims PLC to be delivered under Section 8.5.

          7.7  Required Consents. All consents, approvals and waivers from third
               -----------------
parties and governmental authorities necessary to the transactions as contemplated hereby shall have been obtained, including, without limitation, the expiration or termination of applicable waiting periods under the HSR Act.

          7.8  Closing of Purchase of Shares by Softbank. The sale of shares of
               -----------------------------------------
BC Stock by The Scott A. Blum Separate Property Trust u/d/t 8/2/95 to Softbank Holdings Inc. pursuant to a certain Stock Purchase Agreement dated as of September 30, 1998 shall have been consummated.

          7.9 Repayment of IE Indebtedness. SI shall have replied in full, by
              ----------------------------
wire transfer of immediately available funds, any amounts owed to IE that have been incurred prior to the date hereof or otherwise in accordance with Section 4.2(a)(i) of this Agreement.

                                 ARTICLE VIII
                                    CLOSING
                                    -------

          8.1  Time and Place. The Closing shall occur at the time and place
               --------------
specified in Section 1.2 of this Agreement.

          8.2  Deliveries of the Sellers. At the Closing, the Sellers will
               -------------------------
execute and deliver or cause to be executed and delivered to BC:

          (a) Stock Certificates. Certificates representing the Shares,
              ------------------
presented to BC for conversion into BC Stock ;

          (b) Corporate Documents. The Charter of SI, certified by the Secretary
              -------------------
of State of Tennessee as of a recent date and the Bylaws of SI, certified by the Secretary of SI as in effect at the Closing;

          (c) Certificates of Good Standing. Certificates of Good Standing,
              -----------------------------
dated as of a recent date, with respect to SI, issued by the Secretary of State of each of the States listed in Schedule 8.2(c);

          (d)  Books and Records. All of the minute books, stock ledgers and
               -----------------
similar corporate records of SI;

          (e)  The Sellers' Certificate. A certificate from the Sellers, dated
               ------------------------
the Closing Date, containing the information required pursuant to Section 6.4;

          (f)  Non-Competition Agreements. Non-Competition Agreements dated the
               --------------------------
Closing Date between BC and Merger Sub, on the one hand, and each of DMason, MMason, IE and Ingram, on the other hand, substantially in form of Exhibit C attached hereto (the "Non-Competition Agreements");

          (g) Amended and Restated Investors' Rights Agreement. An Amended and
              ------------------------------------------------
Restated Investors' Rights Agreement dated the Closing Date among BC, the

Sellers and other BC stockholders named therein substantially in the form of Exhibit D attached hereto (the "Amended and Restated Investors' Rights
                                --------------------------------------
Agreement");
---------

          (h) Amended and Restated Stockholders' Agreement. An Amended and
                   --------------------------------------------
Restated Stockholders' Agreement dated the Closing Date among BC, the Sellers and other BC stockholders named therein substantially in the form of Exhibit E attached hereto (the "Amended and Restated Stockholders' Agreement");

          (i) Voting Agreement. A voting agreement dated the Closing Date among
              ----------------
BC, the Sellers and other BC stockholders named therein substantially in the form of Exhibit F attached hereto (the "Voting Agreement");
                                        ----------------

          (j) Employment Agreements. Employment Agreements between Merger Sub
              ---------------------
and each of DMason and MMason, substantially in the form of Exhibit G attached hereto (the "Employment Agreements");
             ---------------------

          (k)  Intercompany Agreements. IE and SI (or Merger Sub, if more
               -----------------------
appropriate) shall enter into the System Use Agreement in the form attached hereto as Exhibit I, the Intercompany Services Agreement in the form attached hereto as Exhibit J, the Supply Agreement in the form attached hereto as Exhibit K, the Sublease in the form attached hereto as Exhibit L, and the Master Database License Agreement in the form attached hereto as Exhibit M (the "Intercompany Agreements").
 -----------------------

          (l)  Non-Disclosure Agreements. Non-disclosure agreements between
               -------------------------
Merger Sub, on the one hand, and the persons listed on Schedule 8.2 who accept employment with Merger Sub as of the Closing on the other hand, substantially in the form of Exhibit H attached hereto ;

          (m)  Resolutions. A copy of the resolutions of the Board of Directors
               -----------
of SI, certified by the Secretary thereof as having been duly and validly adopted and being in full force and effect, and a copy of shareholder resolutions or consents authorizing execution and delivery of this Agreement and performance of the transactions contemplated hereby by SI;

          (n)  Legal Opinion. A legal opinion of Bass, Berry & Sims PLC
               -------------
substantially in the form of Exhibit N attached hereto; and

          (o)  Other Documents. Such other documents and instruments as BC or
               ---------------
its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

     All documents delivered to BC shall be in form and substance reasonably satisfactory to BC and its counsel.

     8.3 Deliveries of BC. At the Closing, BC and/or Merger Sub will execute and
         ----------------
deliver or cause to be executed and delivered to the Sellers simultaneously with delivery of the items referred to in Section 8.2 above:

          (a)  BC Stock. Certificates representing the BC Stock issuable in
               --------
accordance with Article I hereof;

          (b)  Resolutions. A copy of the resolutions of the Board of Directors
               -----------
of each of BC and Merger Sub, certified by the Secretary thereof as having been duly and validly adopted and being in full force and effect, and a copy of stockholder consents for Merger Sub authorizing execution and delivery of this Agreement and performance of the transactions contemplated hereby by BC;

          (c)  Corporate Documents. The Amended and Restated Certificate of
               -------------------
Incorporation of BC and the Certificate of Incorporation of Merger Sub, certified by the Secretary of State of Delaware as of a recent date and the Bylaws of BC and Merger Sub, certified by the secretaries of BC and Merger Sub, respectively, as in effect at the Closing;

          (d)  Officer's Certificate. A certificate dated the Closing Date
               ---------------------
containing the information required pursuant to Section 7.3;

          (e)  Non-Competition Agreements. The Non-Competition Agreements;
               --------------------------

          (f)  Amended and Restated Investors' Rights Agreement. The Amended and
               ------------------------------------------------
Restated Investors' Rights Agreement;


          (g)  Amended and Restated Stockholders' Agreement. The Amended and
               --------------------------------------------
Restated Stockholders' Agreement ;

          (h)  Voting Agreement. The Voting Agreement;
               ----------------

          (i)  Employment Agreements. The Employment Agreements;
               ---------------------

          (j)  Intercompany Agreements. The Intercompany Agreements;
               -----------------------

          (k)  Legal Opinion. A legal opinion of Brobeck, Phleger & Harrison LLP
               -------------
substantially in the form of Exhibit O attached hereto; and

          (l) Other Documents. Such other documents and instruments as the Sellers or their counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

     All documents delivered to the Sellers shall be in form and substance reasonably satisfactory to the Sellers and their counsel.

     8.4 Certificate of Merger, Articles of Merger and Plan of Merger. At the Closing, the parties hereto shall cause to filed the Certificate of Merger with the Delaware Secretary of State in accordance with the Delaware Law and the Articles of Merger and Plan of Merger with the Tennessee Secretary of State in accordance with the Tennessee Law.

          8.5 Tax Opinion of Bass, Berry & Sims PLC. A tax opinion of Bass,
              -------------------------------------
Berry & Sims PLC to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

                                  ARTICLE IX
                OBLIGATIONS OF THE SELLERS AND BC AFTER CLOSING
                -----------------------------------------------

          9.1 Indemnification by the Sellers. The Sellers shall severally
              ------------------------------
indemnify and hold harmless BC, Merger Sub and the Surviving Corporation and their respective officers, directors, employees, successors and assigns in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by BC, Merger Sub, the Surviving Corporation or such other parties (collectively "Damages") resulting from:
               -------

               (a) The breach of any of the representations or warranties made by the Sellers or SI in this Agreement; and

               (b) The payment of any taxes (including interest and penalties) of any kind or nature imposed, whether before or after the Closing, by any governmental agency upon SI or its business, assets or employees or independent contractors of SI, or otherwise resulting from or relating to the business or operations of SI prior to the Closing or upon any of its properties or assets as they existed as of or any time prior to the Closing Date, or as a result of the transactions contemplated by this Agreement.

          Damages shall exclude any amount with respect to which BC or SI as the case may be shall have received under any insurance policy which provides coverage for the liability to which such amount relates.

          9.2  Indemnification by BC, Merger Sub and Surviving Corporation. Each
               -----------------------------------------------------------
of BC, Merger Sub and the Surviving Corporation, jointly and severally, shall indemnify and hold harmless the Sellers, in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by the Sellers resulting from the breach of any of the representations, warranties or agreements made by BC and Merger Sub in this Agreement.

          9.3 Indemnification Procedure for Claims. Whenever any claim shall
              ------------------------------------
arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify in writing the other party or parties
 -----------------
(the "indemnifying party") of the claim and, when known, the facts constituting
      ------------------
the basis for such claim; provided, that the indemnified party's failure to give such written notice shall not affect any rights or remedies of an indemnified party hereunder with respect to indemnification for damages except to the extent that the indemnifying party is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the written notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld), unless suit shall have been instituted against it and the indemnifying party shall not have taken control of and conducted in a diligent manner the defense of such suit after notification thereof as provided in Section 9.4 of this Agreement.

          9.4 Defense by Indemnifying Party. In connection with any claim giving
              -----------------------------
rise to indemnity hereunder or resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim, and thereafter diligently conducts the defense thereof with counsel reasonably acceptable to the indemnified party. If the indemnifying party acknowledges in writing as specified above that it shall assume the defense of any such action, then the indemnifying party shall keep the indemnified party informed with respect to the defense of such action and the indemnified party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If (A) the indemnifying party does not acknowledge in writing as specified above that it shall assume or fails to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom, or (B) the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from, or, additional to those available to the indemnifying party or other indemnified parties with respect to such claim or litigation, then, (i) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (ii) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner. Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the indemnifying party; provided, that the indemnifying party will hold the indemnified party harmless from all of its expenses, including reasonable attorneys' fees, incurred in connection with such cooperation by the indemnified party .
          9.5  Arbitration. The rights of the indemnified party to
               -----------
indemnification and the estimated amount thereof, as set forth in the notice, shall be deemed objected to by the indemnifying party unless the indemnifying party notified the indemnified party in writing as specified in Section 9.4 above that the indemnifying party accepts and agrees with the right of the indemnified party to indemnification or that the indemnifying party elects to defend such claim. If the claim to indemnification is deemed objected to, the parties shall attempt to settle and compromise the same, or if unable to do so within sixty (60) days of receipt of the notice of the claim, such dispute shall be submitted to and resolved by prompt binding arbitration in a mutually agreed location or, absent agreement in New York, New York, and any rights of indemnification established by reason of such settlement, compromise or arbitration shall promptly thereafter be paid and satisfied by the indemnifying party. Arbitration shall be final and binding according to the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any state or federal court in Orange County, California.

          9.6  Limitations on Indemnification.
               ------------------------------
               (a) Notwithstanding any provision of this Agreement to the contrary,

                    (i) the Sellers shall have no obligation to indemnify any person entitled to indemnity under Section 9.1 unless the persons so entitled to indemnity thereunder have suffered Damages in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) (the "Deductible") and then only to the extent of such excess;
      ----------

                    (ii)   each of MMason's and DMason's liability under Section
     9.1 shall in no event exceed the lesser of (A) the fair market value on the Closing Date of the BC Stock received by each under Section 1.6 or (B) the fair market value of BC Stock received by each under Section 1.6 on the date DMason, MMason or both are required to satisfy any obligation under this Article IX; and

                    (iii) IE's liability under Section 9.1 shall in no event exceed the fair market value on the Closing Date of the BC Stock received by IE under Section 1.6.

Notwithstanding the foregoing, there shall be no Deductible applied against indemnification for any of the matters set forth in subsection 9.1(c) or any breach of the representations of the Sellers and SI in Section 2.2. Each of DMason and MMason shall satisfy any obligation to BC under this Article IX only by return to BC of BC Stock with a fair market value equal to the amount of such obligation. IE shall have the right to satisfy any obligation to BC under this
Article IX by return to BC of BC Stock with a fair market value equal to the amount of such obligation; provided, however, that if the fair market value of such BC Stock is less than IE's liability under this Article IX, IE shall pay any difference to BC by wire transfer in immediately available funds.

          (b) Notwithstanding any provision of this Agreement to the contrary, BC shall have no obligation to indemnify any person entitled to indemnity under
Section 9.2, (i) unless the persons so entitled to indemnity thereunder have suffered Damages in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) and then only to the extent of such excess and (ii) BC's liability under Section 9.2 shall in no event exceed the fair market value on the Closing Date of the BC Stock to be delivered by BC under Section 1.2.

          (c) No party to this Agreement shall have any right to indemnification under this Article IX or otherwise for damages relating to any untruth or inaccuracy in any representation or warranty herein in the event and to the extent such party had actual knowledge

(based upon its investigation of written materials) of such untruth or inaccuracy prior to the Closing Date.

          9.7   Indemnification for Genesys Partners Letter Agreement. The
                -----------------------------------------------------
Sellers shall, jointly and severally, indemnify and hold harmless BC, Merger Sub and the Surviving Corporation and their respective officers, directors, employees, successors and assigns in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by BC, Merger Sub, the Surviving Corporation or such other parties resulting from that certain Letter Agreement dated August 17, 1998 between SI and Genesys Partners, Inc. The obligations of the Sellers under this Section 9.7 shall be in addition to any other liability or obligation of the Sellers under this Article IX.

                                   ARTICLE X
                                  TERMINATION
                                  -----------

          10.1  Termination by Mutual Consent. At any time prior to the Closing,
                -----------------------------
this Agreement may be terminated by written consent of BC and the Sellers.

          10.2  Termination by Default. At the Closing this Agreement may be
                ----------------------
terminated and abandoned:

                (a) By BC if (i) any of SI or the Sellers has violated or breached in any material respect any of the agreements, representations or warranties contained in this Agreement which violation or breach has not been waived in writing and has not been cured within ten (10) business days following BC's written notice thereof; and (ii) any of the conditions precedent to BC's obligations set forth in Article VI above had not been fulfilled or waived at and as of the Closing;

                (b) By SI and/or the Sellers if (i) BC or Merger Sub has violated or breached in any material respect any of the agreements, representations or warranties contained in this Agreement which violation or breach has not been waived in writing and has not been cured within ten (10) business days following SI's written notice thereof; and (b) any of the conditions precedent to SI's and/or the Sellers' obligations set forth in
Article VII above have not been fulfilled or waived at and as of the Closing; or

                (c) By either party in the event the Closing has not occurred on or before December 15, 1998.

          10.3  Effectiveness of Termination. Any termination of this Agreement
                ----------------------------
under this Article X will be effective upon the delivery of notice by the terminating party to the other parties hereto.

          10.4  Effect of Termination. In the event of termination as provided
                ---------------------
above, this Agreement shall forthwith become of no further force or effect and all parties hereto shall bear their own costs associated with this Agreement and all transactions mentioned herein; provided, that such termination shall not relieve any person of liability for breach of or interference with this Agreement.

                                  ARTICLE XI
                              GENERAL PROVISIONS
                              ------------------

          11.1  Survival. All representations and warranties made by the parties
                --------
herein or in any instrument or document furnished in connection herewith shall survive until the first year anniversary of the Closing Date. No claim or action for indemnity pursuant to Sections 9.1 or 9.2 hereof shall be asserted or maintained by any party hereto after the first year anniversary of the Closing Date except for claims made in writing prior to such date and actions (whether instituted before or after such date) based on any claim made in writing prior to such date. No claim or action for indemnity pursuant to Section 9.7 hereof shall be asserted or maintained by any party hereto after the statute of limitations applicable to any claim under Section 9.7 has run except for claims made in writing prior to such date and actions (whether instituted before or after such date) based on any claim made in writing prior to such date.

          11.2  Intentionally Omitted.
                ---------------------
          11.3  No Broker or Finder. Each of the parties represents and warrants
                -------------------
that, except as set forth on Schedule 11.3, it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any conversion or finder's fee, in connection with these transactions.

          11.4  Transaction Costs. BC shall pay all costs and expenses incurred
                -----------------
or to be incurred by it in negotiating and preparing this Agreement and carrying out the transactions contemplated by this Agreement. The Sellers and SI shall pay their respective costs and expenses incurred or to be incurred by SI or the Sellers in negotiating and preparing this Agreement and carrying out the transactions contemplated by this Agreement.

          11.5  Headings. The subject headings of the Articles and Sections of
                --------
this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

          11.6  Entire Agreement; Waivers. This Agreement, the Exhibits and
                -------------------------
Schedules hereto and the Confidentiality Agreement constitute the entire agreement between the parties pertaining to the contemporaneous agreements, representations, and understandings of the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          11.7  Third Parties. Except as set forth in Article IX, nothing in
                -------------
this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

          11.8  Successors and Assigns. This Agreement shall be binding on, and
                ----------------------
shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

          11.9  Notices. All notices, requests, demands, and other
                -------
communications under this Agreement shall be in writing and shall be delivered during normal business hours by hand, by Federal Express, Express Mail, United Parcel Service or other reputable overnight delivery service, by telecopy (confirmation of receipt received) or by first class mail, certified, postage prepaid, and shall be deemed delivered when so delivered by hand, overnight delivery or telecopy, or if mailed, five (5) days after the date of mailing, properly addressed as follows:

          To the Sellers at:                 Ingram Entertainment Inc.
                                             Attn:  President
                                             Two Ingram Blvd.
                                             La Vergne, TN  37089
                                             Facsimile (615) 287-4985

          With a copy to:                    Ingram Entertainment Inc.
                                             Attn:  General Counsel
                                             Two Ingram Blvd.
                                             La Vergne, TN  37089
                                             Facsimile (615) 287-4465

          To SI at:                          SpeedServe Inc.
                                             Attn:  President
                                             Two Ingram Blvd.
                                             La Vergne, TN  37089
                                             Facsimile (615) 793-2225

          To BC or Merger Sub at:            Buy Corp.
                                             Attn:  Chief Financial Officer
                                             21 Brookline
                                             Aliso Viejo, CA  92656
                                             Facsimile (949) 425-5300

Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above. Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with the foregoing provisions.

          11.10  Attorneys' Fees. If any party to this Agreement shall bring any
                 ---------------
action, suit, counterclaim or appeal for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the Prevailing Party (as defined herein)
                             ------
shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such Action. "Prevailing Party" within the meaning of this
Section 11.10 includes the party whose prayer for relief is granted by the tribunal, or which obtains a judgment or equitable relief, and includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or a party which obtains substantially the relief sought by the party.

          11.11  Governing Law. The terms of this Agreement shall be governed by
                 -------------
and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

          11.12  Counterparts. This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          11.13  Severability. All provisions contained herein are severable and
                 ------------
in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

          11.14  Publicity. None of the parties shall issue or make, or cause to
                 ---------
have issued or made, any press release or announcement concerning, or otherwise disclose to any third person, the terms of the transactions contemplated hereby (including the existence of the Merger and the transactions contemplated hereby) without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable law, it being understood that the parties will use their best efforts not to disclose the terms or existence of the transaction prior to the Closing. Further, prior to and following the Closing none of the parties shall disclose the material terms of this Agreement or the Merger to any third party other than a third party which must have such information in rendering financial, business, or tax advice to such party, as required by law, or with the written consent (not, following the Closing, to be unreasonably withheld) of each other party hereto.

          11.15  Schedules. All schedules, exhibits, appendices and documents
                 ---------
referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation to which they are explicitly referenced.

                           [Signature Page to Follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger and Reorganization as of the date first above written.

                                 THE SELLERS

                                 INGRAM ENTERTAINMENT INC.

                                 By: ______________________________________
                                      John J. Fletcher
                                      Vice President and General Counsel


                                 __________________________________________
                                 David C. Mason


                                 __________________________________________
                                 Michael G. Mason

                                 SPEEDSERVE INC.


                                 By: ______________________________________
                                      John J. Fletcher
                                      Vice President and General Counsel

                                 BUY CORP.


                                 By: ______________________________________
                                      Scott A. Blum
                                      President/CEO

                                 SPEEDSERVE.COM INC.


                                 By: ______________________________________
                                      Murray Williams
                                      Chief Financial Officer



       Signature Page For Agreement And Plan Of Merger And Reorganization